UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014

FREEPORT-McMoRan INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Freeport-McMoRan Oil & Gas LLC (the “Successor Issuer”) and FCX Oil & Gas Inc. (the “Co-Issuer” and together with the Successor Issuer, the “Subsidiaries”), wholly owned subsidiaries of Freeport-McMoRan Inc. (“FCX”), will redeem on October 15, 2014 (the “Redemption Date”) $400 million principal amount of the Subsidiaries’ outstanding 8.625% Senior Notes due 2019 (the “Notes”), representing all of the outstanding Notes, at a redemption price of 104.313% of the principal amount thereof, plus accrued and unpaid interest from the last interest payment of April 15, 2014 to, but not including, the Redemption Date.

The Notes were issued under an Indenture, dated as of March 13, 2007, by and among Plains Exploration & Production Company (the “Original Issuer”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented by a Tenth Supplemental Indenture, dated as of September 11, 2009, by and among the Original Issuer, the guarantors named therein, and the Trustee, and as further supplemented by an Eighteenth Supplemental Indenture, dated as of May 31, 2013, by and among the Successor Issuer, the Co-Issuer, the guarantor named therein, the Original Issuer, and the Trustee (collectively, the “Indenture”).

This redemption is made at the option of the Subsidiaries under Articles 2 and 11 of the Indenture. The Trustee distributed to the registered note holders written notice of the terms of the redemption on September 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan INC.

By: /s/ C. Donald Whitmire, Jr.
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C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: September 15, 2014